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                                                                   Exhibit 23.04

              [LETTERHEAD OF PRICEWATERHOUSECOOPERS APPEARS HERE]


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-4 of Brooks Automation, Inc. of our report dated June 2, 1999 relating to the financial statements of Hanyon Technology, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.



/s/ Samil Accounting Corporation
Samil Accounting Corporation
Seoul, Korea
August 6, 1999